EXHIBIT 4.44
THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.
THIS NOTE IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

REGISTERED	REGISTERED
PROLOGIS, L.P.
FORM OF FACE OF FIXED RATE REGISTERED NOTE
7.81% NOTES DUE 2015

REGISTERED	ORIGINAL PRINCIPAL AMOUNT AT ISSUE DATE
No.: 1	$[•]

OUTSTANDING PRINCIPAL AMOUNT AT ISSUE DATE
$[•]
CUSIP No.: [•]
Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.*
IF APPLICABLE, THE “TOTAL AMOUNT OF OID,” THE “ISSUE DATE,” THE “YIELD TO MATURITY,” AS WELL AS THE METHOD USED TO DETERMINE THE YIELD TO MATURITY WHERE THERE IS A SHORT ACCRUAL PERIOD AND THE AMOUNT OF OID ALLOCABLE TO SUCH SHORT ACCRUAL PERIOD WILL BE SET FORTH BELOW. THE CALCULATION OF THE AMOUNT OF OID UPON (A) OPTIONAL REDEMPTION OR (B) DECLARATION OF ACCELERATION IS DISCUSSED ON THE REVERSE HEREOF.
ISSUE PRICE: [•]
ISSUE DATE: [•]-[•]-11
STATED MATURITY: 02-01-15
SPECIFIED CURRENCY: U.S. DOLLARS
AUTHORIZED DENOMINATIONS: $1,000 (ORIGINAL PRINCIPAL AMOUNT: $1,000)
INTEREST RATE: 7.81% PER ANNUM
INTEREST PAYMENT DATES: 02-01 & 08-01
INTEREST PAYMENT PERIODS: SEMI-ANNUAL
ORIGINAL ISSUE DISCOUNT SECURITY:
☐ YES ☑ NO
     TOTAL AMOUNT OF OID: NA
YIELD TO MATURITY: NA
INITIAL ACCRUAL PERIOD OID: NA
OPTION TO ELECT REPAYMENT:
☐ YES ☑ NO
     OPTIONAL REPAYMENT DATE(S): NA
EXCHANGE RATE AGENT: NA
AMORTIZING SECURITY:
☑ YES ☐ NO
     AMORTIZATION FORMULA: NA

     AMORTIZATION PAYMENT
     DATE(S): SEE ADDENDUM ATTACHED
ADDENDUM ATTACHED:
☑ YES ☐ NO
OPTIONAL REDEMPTION:
☑ YES ☐ NO
     INITIAL REDEMPTION DATE: [•]-[•]-11
REDEMPTION PRICE: [ X ] 100% of the principal amount Outstanding plus a Make-Whole Amount or [ ] Initially ________% of Principal Amount and declining by __________% of the Principal Amount on each anniversary of the Initial Redemption Date until the Redemption Price is 100% of the Principal Amount.
OPTIONAL EXTENSIONS OF
MATURITY: ☐ YES ☑ NO
     EXTENSION PERIOD: NA
     NUMBER OF EXTENSION PERIODS: NA
     FINAL MATURITY DATE: NA
OTHER/ADDITIONAL PROVISIONS: NA
     ProLogis, L.P., a limited partnership organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of [•] on the Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity) and to pay interest on the principal amount Outstanding at the Interest Rate per annum specified above, which shall accrue from February 1, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal amount Outstanding is paid or duly made available for payment (except as provided below), in arrears monthly, quarterly, semiannually, or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Issue Date specified above, and on the Stated Maturity (or any redemption or repayment date); provided, however, that if the Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Issue Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date.
     Payment of the principal of this Note, any premium and the interest due at the Stated Maturity (or any redemption or repayment date), or any prior date on which the principal or an installment of principal of this Note becomes due and payable, whether by the declaration of acceleration or otherwise, will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, upon presentation and surrender of this Note and a duly completed election form as contemplated on the reverse hereof) at the office or agency of such paying agent as the Company may determine maintained for that purpose at 100 Wall Street, Suite 1600, New York, New York 10005 (a “Paying Agent”), or at the office or agency of such other Paying Agent as the Company may determine; provided, however, that if the Specified Currency specified above is other than U.S. dollars and such payment is to be made in the Specified Currency in accordance with the provisions on the reverse hereof, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the holder hereof at least 15 calendar days prior to Maturity, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed repayment election form) is presented and surrendered at the aforementioned office or agency maintained by the Company in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date other than Maturity will be made at the aforementioned office or agency maintained by the Company or, at the option of the Trustee, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, however, that a holder of U.S. $1,000,000 (or, if the Specified Currency is other than U.S. dollars, the equivalent thereof in the Specified Currency) or more in aggregate original principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on any Interest Payment Date other than Maturity by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such holder.
     If the Specified Currency shown above is other than U.S. dollars, payments of principal of (and premium, if any) and interest on the Notes will be made in the applicable Specified Currency, except as provided on the reverse hereof.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, and, if so specified on the face hereof, in the Addendum hereto, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Notwithstanding any provisions to the contrary contained herein, if the face of this Note specifies that an Addendum is attached hereto or that “Other/Additional Provisions” apply to this Note, this Note shall be subject to the terms set forth in such Addendum or such “Other/Additional Provisions”.
     Unless the certificate of authentication hereon has been executed by the Trustee or its Authenticating Agent, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

PROLOGIS, L.P.
By: ProLogis, Inc., its sole general partner

By:
Name:
Title:

Attest:
By:
Name:
Title:
Dated: [•], 2011
TRUSTEE’S CERTIFICATE OF AUTHENTICATION:
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION, as Trustee

BY:
Authorized Officer

FORM OF REVERSE OF NOTE
     General. This Note is one of a duly authorized issue of Medium-Term Notes having maturities nine months or more from the date of issue (the “Notes”) of the Company. The Notes are issuable under an Indenture, dated as of [•], 2011, as amended, modified or supplemented from time to time (the “Indenture”), among the Company, ProLogis, Inc. (the “Parent Guarantor” which term includes any successor under the Indenture) and U.S. Bank National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Parent Guarantor, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Trustee has been appointed Authenticating Agent (the “Authenticating Agent,” which term includes any successor authenticating agent) with respect to the Notes, and the Trustee, at its corporate trust office at 100 Wall Street, Suite 1600, New York, New York 10005 has been appointed registrar and Paying Agent with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.
     This Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company (excluding subsidiary debt) for borrowed money.
     Payments. Interest payments on each Interest Payment Date for this Note will include accrued interest from and including February 1, 2011 or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding such Interest Payment Dates or the Stated Maturity (or earlier redemption or repayment date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360- day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 days prior to an Interest Payment Date (whether or not a Business Day) (each such date a “Record Date”); provided, however, that interest payable on the Stated Maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.
     In the case where the Interest Payment Date or the Stated Maturity (or any redemption or repayment date) does not fall on a Business Day, or if this Note is payable in a Specified Currency other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for Euros, Brussels), payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Stated Maturity (or any redemption or repayment date), and no interest shall accrue for the period from and after the Interest Payment Date or the Stated Maturity (or any redemption or repayment date) to such next succeeding Business Day.
     If the Specified Currency shown on the face of this Note is other than U.S. dollars, payments of principal of (and premium, if any) and interest on the Notes will be made in the applicable Specified Currency; provided, however, that payments of principal (and premium, if any) and interest on Notes denominated in other than U.S. dollars will nevertheless be made in U.S. dollars:
     (a) at the option of the holders of the Notes under the procedures described in the two following paragraphs; and
     (b) at the Company’s option in the case of imposition of exchange controls or other circumstances beyond the Company’s control.
     Except as provided in the next paragraph, if the Specified Currency shown on the face of this Note is other than U.S. dollars, payments of interest and principal (and premium, if any) will be made in U.S. dollars if the registered holder of such Note on the relevant Record Date, or at Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at the office of the Paying Agent on or before such Record Date, or the date 15 days before Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, or other form of facsimile transmission. Any such request will remain in effect for any further payments of interest and principal (and premium, if any) on such Note payable to such holder, unless such request is revoked on or before the relevant Record Date or the date 15 days before Maturity, as the case may be.
     The U.S. dollar amount to be received by a holder of a Note denominated in other than U.S. dollars who elects to receive payment in U.S. dollars will be determined by the exchange rate agent, or any successor thereto (the “Exchange Rate Agent”), at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Payment Date, by selecting the indicative quotations for the Specified Currency appearing at such time on the bank composite or multi-contributor pages of the Quoting Source (as defined below) for the first three banks, in descending order of their appearance on a list of banks to be agreed to by the Company and the Exchange Rate Agent prior to such second Business Day, which are offering quotes on the Quoting Source. The Exchange Rate Agent shall select from among the selected quotations the one which will yield the largest number of U.S. dollars upon conversion from such Specified Currency. The “Quoting Source” shall mean [•], or if the Exchange Rate Agent determines that such service is not available, [•]. If the Exchange Rate Agent determines that neither Service is available, the Company and the Exchange Rate Agent shall agree on a comparable display or other comparable manner of obtaining quotations and such display or manner shall become the Quoting Source.
     In the case of a Specified Currency other than Euros, if (i) fewer than three bid quotations are available at the time a determination is to be made by the Exchange Rate Agent pursuant to the preceding paragraph, or (ii) the Exchange Rate Agent received no later than 12:00 noon, New York City time, on such second Business Day preceding the applicable Payment Date notice from the Company that there exist exchange controls or other circumstances beyond the Company’s control rendering such Specified Currency unavailable, then the Exchange Rate Agent shall, prior to such Payment Date, notify the Company and the Trustee of the noon buying rate in New York City for cable transfers, in the Specified Currency indicated in such notice, as certified for customers purposes by the Federal Reserve Bank of New York (the “Market Exchange Rate”) as of such second Business Day. If the Market Exchange Rate for such date is not then available, the Exchange Rate Agent shall immediately notify the Company and the Trustee of the most recently available Market Exchange Rate for such Specified Currency.
     If the Specified Currency shown on the face hereof is a currency or currency unit other than U.S. dollars, and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company shall be entitled to satisfy its obligations to the holder of this Note by making such payment in U.S. dollars on the basis of the most recently available noon-buying rate for cable transfers in The City of New York, as determined by the Federal Reserve Bank of New York. Any payment made under such circumstances in U.S. dollars where the required payment is other than U.S. dollars will not constitute an Event of Default.
     All percentages resulting from any calculations under this Note will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency or currency unit amounts used in or resulting from any such calculation in respect of the Notes will be rounded to the nearest one-hundredth of a unit (with five one-thousandths being rounded upward).
     Sinking Fund. This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to Maturity.
     Redemption. Unless otherwise indicated on the face of this Note, this Note may not be redeemed prior to the Stated Maturity. If the face of this Note indicates that this Note is subject to optional redemption, this Note will be redeemable at the Company’s option, as a whole or from time to time in part in increments of U.S. $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such minimum Authorized Denomination) on and after the Initial Redemption Date set forth on the face of this Note, on any date prior to the Stated Maturity at a redemption price (the “Redemption Price”), as specified on the face of this Note, equal to either (i) the price specified as a percentage of the face amount to be redeemed plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) or (ii) 100% of the principal amount Outstanding thereof plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), plus a Make-Whole Premium, if any.
     The “Make-Whole Premium” in respect of this Note is intended to be the amount, if any, which, when added to the then principal amount Outstanding of this Note, would, if invested on the Redemption Date of this Note in U.S. Treasury securities with maturities equal to the Remaining Life of this Note, have a yield to maturity equal to the original yield to maturity of this Note, based on the initial public offering price of this Note. The amount of the Make-Whole Premium in respect of the principal amount Outstanding of this Note will be calculated by the Company and will be the excess, if any, of (i) the sum of the present values, as of the Redemption Date of this Note, of (A) the respective interest payments (exclusive of the amount of accrued interest to the Redemption Date) on this Note that, but for such redemption, would have been payable on their respective Interest Payment Dates after such Redemption Date, and

(B) the payment of such principal amount Outstanding to be redeemed that, but for such redemption, would have been payable on the Stated Maturity over (ii) the amount of such principal amount Outstanding to be redeemed. Such present values will be determined in accordance with generally accepted principles of financial analysis by discounting the amounts of such payments of interest and principal from their respective Stated Maturities to such Redemption Date at a discount rate equal to the Treasury Yield.
     The “Treasury Yield” in respect of this Note shall be determined as of the date on which notice of redemption of this Note is sent to the holder hereof by reference to the most recent Federal Reserve Statistical Release H.15(519) (or successor publication) which has become publicly available not more than two Business Days prior to such date (or, if such Statistical Release (or successor publication) is no longer published or no longer contains the applicable data, to the most recently published issue of The Wall Street Journal (Eastern Edition) published not more than two Business Days prior to such date that contains such data or, if The Wall Street Journal (Eastern Edition) is no longer published or no longer contains such data, to any publicly available source of similar market data), and shall be the most recent weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the Remaining Life of this Note and, if applicable, converted to a bond equivalent yield basis as described below. The “Remaining Life of this Note” shall equal the number of years from the Redemption Date to the Stated Maturity of this Note; provided that if the Remaining Life of this Note is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is specified in the applicable source, then the Remaining Life of this Note shall be rounded to the nearest one-twelfth of one year and the Treasury Yield shall be obtained by linear interpolation (computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point)), after rounding to the nearest one-twelfth of one year, from the weekly average yields of (a) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Life of this Note and (b) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Life of this Note, except that if the Remaining Life of this Note is less than three months, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of three months shall be used. The Treasury Yield shall, if expressed on a yield basis other than that equivalent to a bond equivalent yield basis, be converted to a bond equivalent yield basis and shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point).
     Notice of redemption will be provided by mailing a notice of such redemption to each holder by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to the respective address of each holder as that address appears in the Security Register. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the presentation and cancellation hereof.
     Repayment. Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the holder prior to the Stated Maturity. If so indicated on the face of this Note, this Note may be subject to repayment at the option of the holder on the date or dates, if any, specified on the face hereof (the “Optional Redemption Date” or “Optional Redemption Dates”) on the terms set forth herein.

     On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of U.S. $1,000 or the minimum Authorized Denomination of the Specified Currency indicated on the face hereof (provided that any remaining principal amount hereof shall not be less than the minimum Authorized Denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount Outstanding to be repaid, together with interest hereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, the Company must receive at the corporate trust office of the Paying Agent in the City of New York, at least 30 days but not more than 60 days prior to the repayment, (i) this Note with the form entitled “Option to Elect Repayment” on the reverse hereof duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of Financial Industry Regulatory Authority (“FINRA”) or a commercial bank or trust company in the United States which must set forth the name of the holder of this Note, the principal amount Outstanding of this Note, the principal amount Outstanding of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse hereof, will be received by the Paying Agent not later than the third Business Day after the date of such telegram, facsimile transmission or letter; provided, that such telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of FINRA or a commercial bank or trust company in the United States shall only be effective if in such case, this Note and form duly completed are received by the Paying Agent by such third Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes of like tenor for the amount of the unpaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon cancellation hereof.
     Optional Extension of Maturity. If so specified on the face hereof, the Stated Maturity of this Note may be extended at the option of the Company for the period or periods of whole years specified on the face hereof (each an “Extension Period”) up to but not beyond the date (the “Final Maturity”) set forth on the face hereof. If the Company exercises such option, the Trustee will mail to the holder of this Note at least 45 but not more than 60 days prior to the old Stated Maturity a notice (the “Extension Notice”), first class postage prepaid, indicating (a) the election of the Company to extend the Maturity; (b) the new Stated Maturity; (c) the interest rate applicable to the Extension Period; and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the Trustee’s mailing of the Extension Notice, the Stated Maturity of this Note shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Notice.
     Notwithstanding the foregoing, not later than 10:00 a.m., New York City time, on the twentieth calendar day prior to the Maturity then in effect (or, if such day is not a Business Day, not later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Paying Agent to send notice of such higher interest rate to the holder of such Note by first class mail, postage prepaid, or by such other means as shall be agreed between the Company and the Paying Agent. Such notice shall be irrevocable. All Notes with respect to which the Maturity is extended in accordance with an Extension Notice will bear such higher interest rate.
     If the Company extends the Maturity of this Note, the holder will have the option to require the Company to repay such Note on Maturity then in effect at a price equal to the principal amount Outstanding thereof plus all accrued and unpaid interest to such date. In order to obtain repayment on the old Stated Maturity once the Company has extended the Maturity hereof, the holder must follow the procedures set forth for optional repayment, except that the period for delivery of this Note or notification to the Paying Agent shall be at least 25 but not more than 35 calendar days prior to the old Stated Maturity and except that if holder has tendered this Note for repayment pursuant to an Extension Notice, the holder may, by written notice to the Paying Agent, revoke any such tender for repayment until 3:00 p.m., New York City time, on the twentieth calendar day prior to the old Stated Maturity (or, if such day is not a Business Day, until 3:00 p.m., New York City time, on the immediately succeeding Business Day).
     Registration of Transfer. The Trustee has been appointed registrar for the Notes (the “Registrar,” which term includes any successor registrar appointed by the Company), and the Registrar will maintain at its office at 100 Wall Street, Suite 1600, New York, New York 10005 a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Registrar by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form approved by the Registrar and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions for an equal aggregate principal amount Outstanding in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Registrar will not be required to register the transfer of or exchange any Note that has been called for redemption in whole or in part, or as to which the holder thereof has elected to cause such Note to be repaid in whole or in part, except the unredeemed or unpaid portion of Notes being redeemed or repaid in part, or to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount Outstanding having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form approved by the Registrar and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.
     In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Registrar, a new Note of like tenor will be issued by the Company in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Registrar and the Company that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.
     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, in denominations of U.S. $1,000 original principal amount or any integral multiple of U.S. $1,000 original principal amount or the minimum Authorized Denomination. If the Specified Currency shown on the face of this Note is other than U.S. Dollars, the authorized denominations shall be the amount of the Specified Currency for such Note equivalent, at the noon buying rate in The City of New York for cable transfers for such Specified Currency (the “Exchange Rate”) on the sixth Business Day in The City of New York and in the country issuing such currency (or, for Euros, Brussels) next preceding the date of issue of such Note, to U.S. $1,000 (rounded to the nearest 1,000 units of such Specified Currency) and any greater amount that is an integral multiple of 1,000 units of such Specified Currency.
     Events of Default. If an Event of Default (as defined in the Indenture) with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     Original Issue Discount Notes. Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment prior to the Stated Maturity hereof in lieu of the principal amount Outstanding due at the Stated Maturity hereof shall be the Amortized Face Amount of this Note as of the Redemption Date or the date of repayment, as the case may be, multiplied by the Redemption Price. The “Amortized Face Amount” of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount Outstanding hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles using a constant yield method) at the date as of which the Amortized Face Amount is calculated but in no event shall the Amortized Face Amount of this Note exceed its principal amount Outstanding.
     The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period, a coupon rate equal to the initial coupon rate applicable to this Note and an assumption that the Maturity of this Note will not be accelerated). If the period from the Issue Date to the initial Interest Payment Date (the “Initial Period”) is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.
     Modifications and Waivers; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Parent Guarantor and the Trustee with the consent of the holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate or formula, and in the coin or currency, herein and in the Indenture prescribed unless otherwise agreed between the Company and the registered holder of this Note.
     Registered Holder Treated as Owner. Prior to due presentment of this Note for registration of transfer, the Company or any agent of the Company, the Registrar or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.
     No Recourse Against Certain Persons. Except as provided in Article Sixteen of the Indenture, no recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future stockholder, partner, director, officer, employee, agent thereof or trustee, as such, of the Company or any Guarantor or of any successor thereof, either directly or through the Company or any Guarantor or any successor thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the holder hereof and as part of the consideration for the issue of this Note.
     Governing Law. This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.
     CUSIP Number. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on this Note as a convenience to the holders of this Note. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on this Note, and reliance may be placed only on the other identification numbers printed hereon.
     Defined Terms. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby
sells, assigns and transfers unto
PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address including
Zip Code of Assignee)

the within Security of ProLogis, L.P. and hereby does irrevocably constitute and appoint

Attorney to
transfer said Security on the books of the within-named Company with full power of substitution in the premises.
Dated: _______________________
NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.

FORM OF OPTION TO ELECT REPAYMENT
The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to 100% of the principal amount Outstanding to be repaid, together with unpaid interest to the Repayment Date, to the undersigned, at

(Please print or typewrite name and address of the undersigned)
If less than the entire principal amount Outstanding of the within Note is to be repaid, specify the portion thereof (which shall be increments of U.S. $1,000 original principal amount (or if the Specified Currency is other than U.S. dollars, the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid:___________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ________________
Dated: ____________________
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

*	Applies only if this Note is a Registered Global Security.

ADDENDUM
The following definitions replace in their entirety, the definitions of “Make-Whole Premium” and “Treasury Yield” contained in this Note:
     “Make-Whole Amount” or “Make-Whole Premium” means, in connection with any optional redemption or accelerated payment of any Note, the excess, if any of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal amount Outstanding being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Treasury Yield (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount Outstanding of the Notes being redeemed or paid.
     “Treasury Yield” means 0.25% (one-fourth of one percent) plus the arithmetic mean of the yields under the respective headings “This Week” and “Last Week” published in the Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Yield shall be interpolated or extrapolated from such yields on a straight-line basis, rounded in each of such relevant periods to the nearest month. For the purposes of calculating the Treasury Yield, the most recent Statistical release published prior to the date of determination of the Make-Whole Amount shall be used.
The following definition is added to this Note:
     “Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.
The Amortization schedule for this Note is as follows:
The installments of Outstanding principal on each $1,000 original principal amount of Notes shall be payable annually on each February 1 in the following amounts: $150 in 2012, $200 in 2013, $200 in 2014 and $100 in 2015.

GUARANTEE
     FOR VALUE RECEIVED, the undersigned hereby, jointly and severally with any other Guarantors, unconditionally guarantees to the Holder of the accompanying 7.81% Note due 2015 (the “Note”) issued by ProLogis, L.P. (the “Company”) under an Indenture dated as of [•], 2011 (together with the First Supplemental Indenture thereto, the Second Supplemental Indenture thereto, the Third Supplemental Indenture thereto and the Fourth Supplemental Indenture thereto, the “Indenture”) among the Company, ProLogis, Inc., and U.S. Bank National Association, as trustee thereunder (the “Trustee”), (a) the full and prompt payment of the principal of and premium, if any, on such Note when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, by redemption or otherwise, and (b) the full and prompt payment of the interest on such Note when and as the same shall become due and payable, according to the terms of such Note and of the Indenture. In case of the failure of the Company punctually to pay any such principal, premium or interest, the undersigned hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, by redemption or otherwise, and as if such payment were made by the Company. The undersigned hereby agrees, jointly and severally with any other Guarantors, that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, and shall not be affected, modified or impaired by the following: (a) the failure to give notice to the Guarantors of the occurrence of an Event of Default under the Indenture; (b) the waiver, surrender, compromise, settlement, release or termination of the payment, performance or observance by the Company or the Guarantors of any or all of the obligations, covenants or agreements of either of them contained in the Indenture or the Notes; (c) the acceleration, extension or any other changes in the time for payment of any principal of or interest or any premium on any Note or for any other payment under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture or the Notes; (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Notes; (e) the taking or the omission of any of the actions referred to in the Indenture and in any of the actions under the Notes; (f) any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other action or acts on the part of the Trustee or any of the Holders from time to time of the Notes; (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantors or the Company or any of the assets of any of them, or any allegation or contest of the validity of this Guarantee in any such proceeding; (h) to the extent permitted by law, the release or discharge by operation of law of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (i) to the extent permitted by law, the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (j) the default or failure of the Company or the Trustee fully to perform any of its obligations set forth in the Indenture or the Notes; (k) the invalidity, irregularity or unenforceability of the Indenture or the Notes or any part of any thereof; (l) any judicial or governmental action affecting the Company or any Notes or consent or indulgence granted to the Company by the Holders or by the Trustee; or (m) the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might constitute a legal or equitable discharge of a surety or guarantor. The undersigned hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, sale, lease or conveyance of all or substantially all of its assets, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Notice or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in such Note and in this Guarantee.
     No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the undersigned, which is absolute and unconditional, of the full and prompt payment of the principal of and premium, if any, and interest on the Note.
     THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note shall have been executed by the Trustee under the Indenture referred to above by the manual signature of one of its authorized officers. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.
     An Event of Default under the Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the undersigned hereunder in the same manner and to the same extent as the obligations of the Company.
     Notwithstanding any other provision of this Guarantee to the contrary, the undersigned hereby waives any claims or other rights which it may now have or hereafter acquire against the Company that arise from the existence or performance of its obligations under this Guarantee (all such claims and rights are referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. Guarantor hereby agrees not to exercise any rights which may be acquired by way of contribution under this Guarantee or any other agreement, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such contribution rights. If, notwithstanding the foregoing provisions, any amount shall be paid to the undersigned on account of the Guarantor’s Conditional Rights and either (i) such amount is paid to such undersigned party at any time when the indebtedness shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to such undersigned party, any payment made by the Company to a Holder that is at any time determined to be a Preferential Payment (as defined below), then such amount paid to the undersigned shall be held in trust for the benefit of Holder and shall forthwith be paid to such Holder to be credited and applied upon the indebtedness, whether matured or unmatured. Any such payment is herein referred to as a “Preferential Payment” to the extent the Company makes any payment to Holder in connection with the Note, and any or all of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise.
     To the extent that any of the provisions of the immediately preceding paragraph shall not be enforceable, the undersigned agrees that until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to a Holder may be determined to be a Preferential Payment, Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to Holders’ right to full payment and performance of the indebtedness and the undersigned shall not enforce any of Guarantor’s Conditional Rights until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to Holders may be determined to be a Preferential Payment.
     The obligations of the undersigned to the Holders of the Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 16 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.
     Capitalized terms used in this Guarantee which are not defined herein shall have the meanings assigned to them in the Indenture.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed.
Dated: _____________, 2011

PROLOGIS, INC.

By:
Name:
Title:

21